EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Managed Portfolio Series for the period ended October 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Managed Portfolio Series for the stated period.

/s/ Brian R. Wiedmeyer	/s/ Benjamin J. Eirich
Brian R. Wiedmeyer Principal Executive Officer	Benjamin J. Eirich Principal Financial Officer

Date:	January 6, 2026	Date:	January 6, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of Section 18 of the Securities Exchange Act of 1934.